Exhibit 10.5

Form of Futures Account Agreement

Prudential Bache Commodities, LLC

Futures Account Agreement

In consideration of Prudential Bache Commodities, LLC (“Prudential”) agreeing to act as broker or principal, as applicable, in connection with the undersigned’s (hereinafter, “Customer”) transactions in domestic and foreign futures contracts, physical commodities, exchanges for physical commodities (“EFP”), options on domestic and foreign futures contracts and physical commodities, foreign exchange instruments and contracts, spot contracts, swaps, swap options, or other derivatives on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value or other benchmarks against which payments or deliveries are to be made (hereinafter, collectively referred to as “Contracts”), all for the account and risk of Customer, Customer hereby agrees and consents as follows:

1.	APPLICABLE LAW

All accounts maintained by Customer with Prudential (hereinafter, the “Accounts”), and all Contracts and agreements in respect of such Accounts shall be subject to: (a) the terms and conditions of this Futures Account Agreement (hereinafter, the “Agreement”); (b) the laws, regulations, rules and interpretations of any applicable governmental, regulatory or self-regulatory authority, exchange or clearing house; and (c) the custom and usage of trade, as in force from time to time (hereinafter, collectively referred to as “Applicable Law”).

2.	CUSTOMER’S REPRESENTATIONS AND WARRANTIES

Customer represents and warrants that:

a.	Customer is authorized and empowered to enter into this Agreement and to engage in and effectuate transactions in Contracts as contemplated hereby by its: (i) enabling documents; (ii) internal policies and procedures; and (iii) Applicable Law.

b.	Customer, after due consideration, has determined that conducting transactions in Contracts is a prudent and appropriate activity in light of Customer’s financial status and investment objectives, and that all Contracts entered into will be in compliance with Customer’s; (i) enabling documents; (ii) internal policies and procedures; and (iii) Applicable Law.

c.	Prudential will not be acting as a fiduciary with respect to Customer, its Accounts, or its transactions. Neither Prudential nor any of Prudential’s employees shall have discretionary control or authority over any decisions made by or on behalf of Customer (except as may be provided by a power of attorney separately executed by Customer and delivered to Prudential). Moreover, the research, analyses and investment advice that Customer may from time to time receive from Prudential will not serve as a primary basis for any investment or trading decision by Customer. All such investment and trading decisions will be made independently by Customer and/or Customer’s duly appointed commodity trading advisor or investment adviser (hereinafter. “Advisor”), if any

d.	Prudential will be entitled to rely on any instructions, notices and communications that it reasonably believes to have originated with Customer or an individual authorized to act on behalf of Customer, including but not limited to Customer’s Advisor if any, or any individual identified in writing by Customer as authorized to act on its behalf, and Customer shall be bound thereby. Where Customer has executed a Power of Attorney, Prudential shall not be held responsible for any of Customer’s instructions until or unless Customer effectively revokes any power of attorney granting the Advisor authority to purchase or sell Contracts.

e.	Customer will not, either alone or in combination with others, violate any position or exercise limit. Customer will immediately notify Prudential of any positions for which Customer is required to file any position or large trader reports under Applicable Law.

f.	Customer will promptly review any and all statements, reports, confirmations and other notices and communications received from Prudential upon receipt thereof and promptly notify Prudential of any objection thereto. Verbal objection shall be confirmed promptly in writing.

g.	If Customer is an entity subject to the registration requirements of the Commodity Futures Trading Commission (“CFTC”) and National Futures Association (“NFA”), Customer has reviewed the pertinent registration regulations and determined that Customer and its Advisor(s), if any, are in compliance with such regulations.

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h.	If Customer is an employee benefit plan or other entity that is subject to the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“ERISA”), or is an entity subject to similar state laws and the regulations promulgated thereunder (“Benefit Plan”), Customer represents and warrants that: (i) neither Prudential nor any of its agents, employees or affiliates have been given any discretionary authority or control regarding the management or disposition of the assets of the Benefit Plan or the Accounts; (ii) neither Prudential nor any of its agents, employees or affiliates exercise any authority or control regarding management or disposition of the assets of the Benefit Plan or Accounts; and (iii) neither Prudential nor any of its agents, employees, or affiliates are fiduciaries, as that term is defined in ERISA or similar state laws, as to the Benefit Plan (It Accounts with respect to the transactions contemplated by this Agreement or in any other capacity. Customer shall immediately notify Prudential of the termination of the Benefit Plan, or the filing by customer or any governmental body or agency of a notice of intent to terminate, or the inability of Customer to pay benefits under the Benefit Plan when due.

i.	If Customer is not a citizen or resident of the United States, Customer has been informed by Prudential of the CFTC’s regulations concerning the designation of a futures commission merchant as the agent of foreign brokers, customers of foreign brokers and foreign traders for certain purposes as set forth in CFTC Regulation § 15.05 and concerning special calls for information from futures commission merchants, foreign brokers and members of contract markets as set forth in CFTC Regulation § 21.03.

j.	The information provided by Customer in the accompanying Account Information and Application form and any financial statements submitted to Prudential are true, complete and correct. Customer shall immediately notify Prudential in writing if any such information changes in any material respect or if any of the foregoing representations and warranties ceases to be true, complete and correct.

3.	ORDER ENTRY AND PROCESSING

a.	Acceptance of Orders and Carrying of Positions. Prudential shall have the right to limit the size and number of open Contracts (net or gross) that Prudential will at any time execute, clear and/or carry for Customer to require Customer to reduce open Contracts carried with Prudential, and to refuse acceptance of orders to establish new Contracts. Any action referred to above may be taken only after Prudential has made reasonable efforts, if practicable, to give Customer (or its Advisor) reasonable notice under the circumstances. Unless specified by Customer, Prudential may designate the exchange or other contract markets (including without limitation, any designated contract markets, electronic trading facilities or derivatives transaction execution facilities) on which it will attempt to execute orders.

b.	Transmission of Orders to Prudential Foreign Affiliates. If Customer has been approved by Prudential for the transmission of orders directly to affiliates of Prudential located outside the United States (the “Prudential Foreign Affiliates”), for execution and clearance on non-U.S. exchanges, Customer acknowledges and agrees that: (i) it will transmit orders directly to Prudential Foreign Affiliates identified by Prudential only in accordance with any conditions or instructions furnished by Prudential and solely for Customer’s Accounts; (ii) any orders transmitted by Customer to a Prudential Foreign Affiliate will be executed and cleared through omnibus accounts maintained by the appropriate Prudential Foreign Affiliate in the name of Prudential and not for an account of Customer with the Prudential Foreign Affiliates; and (iii) notwithstanding its transmission of orders to the Prudential Foreign Affiliates, Customer will continue to be a customer of Prudential and will not be a customer of the Prudential Foreign Affiliate.

c.	Give-Ups. Absent a separate written agreement with Customer, or with any Advisor on behalf of Customer regarding give-ups, Prudential, in its sole discretion, may but small not be obligated to accept Contracts from other brokers executed for clearance and carrying in the Accounts. If Prudential and Customer enter into a separate written give-up agreement, this Agreement will control in the event of a conflict between this Agreement and such give-up agreement.

d.	Introduced Accounts. In the event that Customer’s account has been introduced to Prudential by another futures commission merchant, introducing broker or foreign broker (“Broker”), that Broker is acting as Customer’s agent and is not an agent of Prudential’s. Unless and until Prudential receives prior written notice from Customer, Customer hereby authorizes Prudential to accept orders for execution and trades for clearance or any other directions associated with the Customer’s property in its Accounts(s) as effected by Broker. Customer explicitly agrees that Prudential is not responsible for inquiring into the circumstances surrounding any transactions in Customer’s account and Customer agrees to look solely to the Broker for any damages claimed by the Customer, other than those directly caused by Prudential’s gross negligence or willful misconduct. Customer further acknowledges that Prudential pays a portion of its fees and commissions to the Broker.

4.	RESEARCH, ANALYSES AND INVESTMENT ADVICE

If Customer receives any research, analyses or investment advice (collectively, “Advice”) from Prudential, Customer hereby

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acknowledges and agrees: (a) Prudential will be providing such Advice incidentally to its business as a futures commission merchant; (b) although such Advice will be based upon information obtained from sources which Prudential believes to be reliable, that information may nonetheless be incomplete and/or unverified, and hence Prudential can make no representation, nor provide any assurance, as to the accuracy or completeness of its Advice; (c) both Prudential’s Advice and the information upon which it is based may change without notice to Customer; and (d) Prudential and its directors, officers, employees, agents and affiliates may take or hold positions in, or advise other customers concerning Contracts that are the subject of Prudential’s Advice to Customer, and such Positions and advice may be inconsistent with, or contrary to, the Advice given by Prudential to Customer.

5.	MARGIN REQUIREMENTS

Customer agrees to deposit and maintain with Prudential initial and variation margin, premiums or other collateral, in such form and amount as Prudential, in its reasonable discretion, may from time to time require. Margin requirements established by Prudential may exceed applicable exchange minimum requirements. Additionally, should Prudential change the margin requirements applicable to Customer’s Accounts and/or the Contracts being maintained therein, such change may apply to existing Contract positions as well as new positions. Any action referred to above may be taken only after Prudential has made reasonable efforts, if practicable, to give Customer (or its Advisor) reasonable notice under the circumstances.

6.	PRUDENTIAL’S SECURITY INTEREST

Any and all Contracts, securities, cash, foreign currency, documents of title, investment property, financial assets, securities or commodities accounts, and/or tangible or intangible property of Customer, including all proceeds of the foregoing (collectively, the “Collateral”) held by Prudential or its agents or affiliates, including among other, Bache Commodities Ltd, PB Financial Services, Inc., or Prudential Bache Securities, LLC on behalf of Customer, are hereby pledged to Prudential and shall be subject to a general lien and security interest in Prudential’s favor to secure Customer’s indebtedness and obligations to Prudential, wherever and however arising, without regard to whether Prudential has made any advances with respect to such Collateral. Customer hereby irrevocably appoints Prudential, as its attorney-in-fact with power of substitution to execute any documents required for the perfection or registration of such general lien and security interest. Customer will not cause or allow any of the Collateral held in its Accounts, whether now owned or hereafter acquired, to become subject to any other liens or security interest of any kind, except for the security interest or lien of such Prudential affiliate, without the express written approval of Prudential. Except as may be restricted by Applicable Law, Customer grants Prudential the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral with the understanding that any interest, income or benefit that may be derived therefrom, will be apportioned between the parties as separately agreed to by Prudential and Customer. Prudential shall be under no obligation to deliver to Customer the identical Collateral in the Accounts but shall only be obligated to deliver to Customer Collateral of like or equivalent kind and amount. The rights of Prudential set forth above shall be qualified by any applicable requirement for segregation of Customer’s property under Applicable Law.

7.	EVENTS OF DEFAULT; PRUDENTIAL’S REMEDIES

Prudential shall have the right (in addition to any other right or remedy it may have at law, in equity or under this Agreement), in the event: (a) Customer fails to meet initial or maintenance margin, or collateral or premium requirements when due; (b) Customer fails to perform its obligations respecting delivery, exercise or a notice of allocation of exercise, payment for delivery or settlement under the Contracts held in its Accounts; (c) Customer is in material breach of any of its other material Obligations hereunder; (d) there is material adverse change in Customer’s financial condition; (e) Customer files or has filed against it a petition for liquidation, reorganization or the appointment of a receiver for a substantial portion of Customer’s assets under any bankruptcy, insolvency or other similar law; (f) Customer fails to pay its debts generally as they become due or Customer makes an assignment for the benefit of creditors; and (g) if Customer is a Benefit Plan, Customer files a notice of intent to terminate with the Pension Benefit Guaranty Corporation (or other similar governmental agency), or receives a notice of intent to terminate from the Pension Benefit Guaranty Corporation (or other similar governmental agency), or is unable to pay benefits under the relevant Benefit Plan when due, to: as applicable, sell, exercise, offset, buy-in or liquidate, as agent or for Prudential’s own account and risk, any or all Contracts and other Collateral maintained in Customer’s Accounts, whether long or short, and to apply the proceeds thereof toward any and all amounts payable by Customer to Prudential hereunder, borrow or buy any Contracts or other property for the Accounts, and to cancel any orders for Customer’s Accounts then outstanding. Any such liquidation, sale, purchase, borrowing or cancellation shall be made in the discretion of Prudential through any commercially reasonable means whether by public auction, private transaction or otherwise.

Any action referred to above may be taken only after Prudential has made reasonable efforts, under the circumstances, to contact Customer (or its Advisor if applicable) provided that Prudential’s position would not be adversely affected thereby; it being understood that no prior demand, margin call or notice of any kind from Prudential shall be considered a waiver of Prudential’s right to take any subsequent action without providing such prior demand, margin call or notice. In the event that any action referred to above shall be taken, Prudential shall then make reasonable efforts to notify Customer, if practicable, of such action. Upon Customer’s express request, Prudential, if practicable, will reasonably cooperate with providing information as is needed to permit the Customer to reasonably determine the current state of the Account and all Contracts and Collateral related thereto. In all cases, Customer shall remain liable for and shall pay to Prudential on demand the amount of any deficiency in Customer’s Accounts, and Customer shall reimburse, compensate and indemnify Prudential for any and all costs, losses, penalties, fines, taxes and damages that Prudential may incur in collecting such deficiency or otherwise exercising its rights and remedies hereunder.

8.	ACCOUNT CHARGES

With respect to every Contract purchased, sold or cleared for the Accounts Customer shall pay Prudential upon demand and Prudential hereby is authorized to charge Customer’s Accounts for: (a) all brokerage charges, give up fees, commissions and service fees as Prudential may from time to time charge (regardless of whether other customers pay lower commissions fees or charges); (b) all contract market, clearing house, clearing member, NFA and CFTC fees or charges, fines or penalties; (iii) any tax imposed on such transactions by any competent taxing authority; (c) the amount of any trading losses in the Accounts; (d) any debit balance or deficiency in the Accounts together with costs and reasonable attorneys’ fees incurred in collecting any such deficit; (e) interest and service

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charges on any debit balances or deficiencies in the Accounts at the rate customarily charged by Prudential (which may be at the prevailing and/or allowable rates according to the State of New York; (f) all storage and delivery service fees; and (g) any other amounts owed by Customer to Prudential with respect to the Accounts or any transactions therein. Unless otherwise separately agreed to by Prudential and Customer, all payment obligations incurred by Customer hereunder must be satisfied in U.S. dollars.

Any Collateral may at any time or from time to time be applied by Prudential against any and all payment obligations of Customer to Prudential or its affiliates in such manner as Prudential in its reasonable discretion may determine.

9.	FOREIGN CURRENCY TRANSACTIONS

In the event that the Customer directs Prudential to enter into any Contract on an exchange on which such transactions are effected in a currency other than the U.S. dollar, any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for the account and risk of the Customer. All initial and subsequent deposits for margin purposes, and the return to the Customer of any funds, are expected to be made in the currency of contract settlement. Should the Customer elect to deposit funds other than the currency of settlement or instruct Prudential to convert funds that are already on deposit in another currency, Prudential shall debit or credit the Accounts of Customer at a rate of exchange determined by Prudential in its sole discretion on the basis of the then prevailing market rate of exchange for such foreign currency. In the event that Customer carries a foreign currency denominated deficit, that deficit will be marked-to-market versus the United States Dollar on a daily basis at Prudential’s reasonable discretion. Customer may also be charged interest on such deficit at either the prevailing rate applicable to the foreign currency, or the prevailing United States dollar interest rate, plus additional interest consistent with section 8 of this Agreement.

10.	DELIVERY AND OPTION EXERCISE PROCEDURES

At least five business days prior to last trading day or first notice day in any given Contract, or at such earlier time as Prudential may reasonably require, Customer agrees that it will: (a) provide Prudential with instructions to liquidate or make or take delivery under such Contract, or in the case of an options position, provide Prudential with instructions to liquidate, exercise or allow the expiration of such options position; (b) deliver to Prudential sufficient funds and documents required to effectuate the desired closing transaction. Additionally, Customer understands and acknowledges that short options positions are subject to random exercise procedures and may be assigned a notice of exercise at any time.

If Customer fails to comply with any of the foregoing obligations, Prudential may, in its reasonable discretion, liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise as appropriate. Customer shall remain fully liable for all costs, losses, expenses, liabilities and damages that Prudential may incur in connection with such transactions and for any remaining debit balance in the Accounts.

11.	PRUDENTIAL’S RESPONSIBILITIES, LIMITS ON

Prudential shall not be liable for any losses or damages sustained by Customer other than as a result of Prudential’s material breach of Agreement, gross negligence or willful misconduct If Customer’s Accounts have been introduced to Prudential by an agent other than Prudential, or executed at the direction of a third party and is carried by Prudential only as a clearing broker, Customer agrees that Prudential is not responsible for the conduct of the introducing broker, executing broker or Advisor and Prudential’s sole responsibilities relate to the execution, clearing and bookkeeping of transactions in Accounts, to the extent of Prudential’s actual involvement therewith.

EXCEPT AS REQUIRED BY APPLICABLE LAW, PRUDENTIAL SHALL NOT BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

Prudential acts as agent, and not as principal, for Customer’s futures and commodity options transactions which are effected on exchanges. Additionally, Prudential may utilize third party brokers to assist in the execution and clearance of certain Contracts on certain exchanges. In these circumstances, Prudential does not guarantee the performance or obligations of any third party to Customer’s exchange-traded contract transactions. Moreover, Prudential shall have no responsibility or liability to Customer: (a) in connection with the performance or non-performance by any contract market, clearing, house, clearing firm or other third party (including custodians and banks) of such entity’s obligations in respect of any Contract or other property of Customer’s; or (b) as a result of any delay in the performance or non-performance of any of Prudential’s obligations hereunder caused directly or indirectly by the occurrence of any contingency beyond the control of Prudential including, but not limited to, the unscheduled closure of any exchange or contract market or any delay in the transmission of any orders due to breakdowns or failures of any transmission, trading or communication system.

12.	INDEMNIFICATION

A Party (“Party X”) shall indemnify and hold harmless the other Party (“Party Y”), its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by Party Y in connection with: (a) any failure by Party X to perform its obligations under this Agreement and any exercise by Party Y of its rights and remedies hereunder; (b) any failure by Party X to comply with Applicable Law; (c) any action reasonably taken by Party Y or its affiliates or agents to comply with Applicable Law; and (d) any reliance by Party Y on any instruction, notice or communication that Party Y reasonably believes to originate from a person authorized to act on behalf of Party X.

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13.	LIQUIDATION OF OFFSETTING POSITIONS

Prudential shall liquidate any Contract for which an offsetting order is entered by Customer, unless Customer instructs Prudential not to liquidate such Contract and to maintain the offsetting Contracts as open positions; provided, that Prudential shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide Prudential with any representations, documentation or other information reasonably requested by Prudential, or if, in Prudential’s reasonable judgment, any failure to liquidate such offsetting Contracts against each other could result in a violation of Applicable Law.

14.	REPORTS AND OBJECTIONS

All written and oral reports related to the Accounts, including but not limited to confirmations and purchase and sale statements, provided to Customer shall be conclusive and binding on Customer unless Customer notifies Prudential of any objection as follows: (a) in the case of any oral communication, at the time such report is given to Customer; and (b) in the case of any written communication, before the opening of trading on the business day following the day on which Customer received such communication; provided that with respect to monthly statements Customer may notify Prudential of any objection thereto within five business days after receipt of such statement.

15.	TERMINATION

This Agreement may be terminated at any time by Customer or Prudential by written notice to the other; provided, however, that any such termination shall not affect any rights, liabilities or obligations already in existence at the time of such notice. In the event that such notice is provided, Customer shall either close out open positions in the Accounts or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Customer of all of Customer’s obligations and debts to Prudential, Prudential shall transfer to another futures commission merchant all Contracts, if any, then held in the Accounts, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Accounts. In the event of a transfer of positions, Customer may be responsible for half turn commissions in Prudential’s sole discretion.

16.	RECORDING

Customer and Prudential understand that telephone conversations between Customer and Prudential may, in Prudential’s or Customer’s discretion, be recorded. Customer and Prudential hereby agree and consent to such recording, with or without the use of an automatic tonal warning device, and waives any right Customer or Prudential may have to object to the recording. Each of Customer and Prudential agree that in the event of any dispute between the parties, each party will make available a copy of any relevant recording between the two parties upon request to the other.

17.	INSTRUCTIONS, NOTICES AND OTHER COMMUNICATIONS

All instructions, notices and other communications permitted hereunder may be oral unless required to be in writing by this Agreement. Customer authorizes Prudential to purchase and sell Contracts in accordance with Customer’s oral and written instructions. Customer hereby waives any defense that such instructions were not in writing, even if a writing may be required under Applicable Law. All instructions, notices and other communications, other than instructions to purchase or sell Contracts, shall be addressed as follows: (a) if to Prudential: to the office manager of the Prudential office where Customer’s Accounts are located; (b) if to Customer, at the address indicated on the Account Application and Information form accompanying this Agreement.

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18.	NO WAIVER

No failure on the part of Prudential to exercise, and no delay in exercising, any contractual right will operate as a waiver thereof, nor will any single or partial exercise by Prudential of any of its rights and remedies hereunder preclude any other or future exercise thereof or the exercise of any other partial right.

19.	GOVERNING LAW

The interpretation and enforcement of this agreement and the rights, obligations and remedies of the parties shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of choice of law.

20.	CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL AND STATUTE OF LIMITATIONS

Customer submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York with respect to any proceeding arising out of or relating to this Agreement or any transaction in connection herewith. Customer consents to the service of process by the mailing to Customer of copies of such court filing by certified mail to the address of Customer as it appears on the books and records of Prudential, such service to be effective ten days after mailing.

CUSTOMER IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

ANY ACTION ARRISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT BY CUSTOMER WITHIN ONE YEAR OF THE CAUSE OF ACTION ARISING, PROVIDED HOWEVER, THAT ANY ACTION BROUGHT UNDER THE PROVISION OF SECTION 14 OF THE COMMODITY EXCHANGE ACT BY A PERSON WHO WAS NOT AT THE TIME OF THE ANIVERSARY OF THE CAUSE OF ACTION OR EARLIER, AN ELIGIBLE CONTRACT PARTICIPANT PERSUANT TO SECTION la(12) OF THE COMMODITY EXCHANGE ACT, MAY BE BROUGHT AT ANY TIME WITHIN TWO YEARS AFTER THE CAUSE OF ACTION ACCRUES.

21.	SEVERABILITY

If any provision of this Agreement, is or at any time becomes inconsistent with any present or future Applicable Law, the inconsistent provision shall be deemed superseded or modified to confirm with such law, rule or regulation but in all other respects this Agreement shall continue and remain in full force and effect.

22.	BINDING EFFECT

This Agreement shall be binding on and inure to the benefit of the parties, their successors and permitted assigns. This Agreement and the obligations of the Customer may not be assigned by Customer without the prior written consent of Prudential and any such attempt at assignment without such consent of Prudential shall be ineffective. Prudential shall have the right to transfer or assign this Agreement (and thereby the Accounts) to any successor entity or to another properly registered futures commission merchant provided Prudential has given customer written notice of such proposed transfer or assignment and Customer does not, within three business days of receipt of such notice, give Prudential other instructions as to the disposition of the Accounts.

23.	ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced. Capitalized terms appearing in ancillary documents such as the Authorization to Transfer Funds, Cross Trade Consent, Arbitration Agreement, Partnership Account Authorization, Certified Customer Resolutions, Hedge Account Agreement or Limited Power of Attorney, shall have the meanings ascribed herein.

24.	MODIFICATIONS

Any modifications to this Agreement must be in writing and accepted by Prudential in writing and no officer or employee of Prudential is authorized to make any representation contrary to, or inconsistent with, this Agreement.

25	MULTIPLE, SEPARATE ACCOUNTS

Customer, being a trust (“Trust”) organized in distinct separate series, is hereby opening a separate Account for each series of the Trust

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(each, a “Fund” and collectively, the “Funds”). A list of each Fund is attached as Appendix A to this Agreement. For avoidance of doubt, notwithstanding any other provision of this Agreement, the parties hereto agree that by executing this Agreement a separate Account is created with respect to each Fund, unless as otherwise indicated in Appendix A, and Prudential without the need for execution of separate documentation by the parties. The Account of each Fund shall be entirely distinct and separate from the Account of each other Fund, and the contracts, Funds or other assets attributable to each Fund shall not be subject to any netting or set-off in respect of the Account of any other Fund. Nor shall any Event of Default or other breach of agreement in respect of any Account constitute an Event of Default or other breach of any other Account. Each Fund shall be solely responsible for the performance of the obligations under this Agreement in respect of its Account and no other Fund shall guarantee or be subject to any liability with regards to the performance or non-performance or any other action of any other Fund.

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Doc. ID 10

CUSTOMER ACKNOWLEDGEMENTS

(Please Check The Appropriate Boxes with an “X” Where Applicable):

I.	Acknowledgement of Risk Disclosure	Doc. ID 28

☐	Customer hereby acknowledges and represents that it received, read and understood the Risk Disclosure Statement for Futures and Options in the form prescribed by the CFTC.

II.	Authorization to Transfer Funds	Doc. ID 32

☐	Within Customer’s Account, are several types of sub accounts established for regulatory purposes relating to customer protection. Customer’s assets may be maintained in either a “Segregated Account”, or a “Separate” or a “Non-Segregated Account”. Customer’s Segregated Account is utilized for all customer assets deposited by Customer with Prudential for margin related to futures contracts transactions on U.S. Exchanges. Customer’s Separate and Non-Segregated Accounts are utilized for all customer assets deposited by Customer with Prudential for margin related to futures contracts transactions on non-U.S. Exchanges or for obligations associated with over-the-counter transactions involving Prudential Bache Commodities, LLC.

CUSTOMER HEREBY AUTHORIZES PRUDENTlAL, AT ANY TIME AND FROM TIME TO TIME, WITHOUT PRIOR NOTICE, TO TRANSFER BETWEEN CUSTOMER’S SEGREGATED ACCOUNT, OR CUSTOMER’S SEPARATE OR NON-SEGREGATED ACCOUNT SUCH FUNDS, EQUITIES, SECURITIES, AND/OR OTHER PROPERTY AS IN PRUDENTIAL’S JUDGMENT MAY BE REQUIRED FOR MARGIN, OR TO REDUCE OR PAY IN FULL ANY DEBIT BALANCE AND/OR TO REDUCE OR SATISFY DEFICITS IN ANY OTHER ACCOUNTS. PRUDENTIAL AGREES, HOWEVER, THAT WITHIN A REASONABLE TIME AFTER MAKING ANY SUCH TRANSFER, PRUDENTIAL WILL CONFIRM THE SAME IN WRITING TO THE UNDERSIGNED.

III.	Consumer Credit Information for Customers who are Natural Persons	Doc. ID 5A

☐	I understand that, in connection with the execution of this Agreement, Prudential may obtain a consumer report to assess and verify my profile information, and to comply with relevant federal and state statutes and regulations.

By signing below, I am authorizing Prudential to obtain a consumer report about me for the purposes of assessing my profile information, and complying with any applicable laws and regulations. I also authorize Prudential to obtain additional consumer reports about me for these purposes at any time during the term of the Agreement. Accordingly, I authorize any consumer reporting agency acting on Prudential’s behalf to furnish any consumer report that Prudential requests. I agree that a facsimile or photographic copy of this authorization shall be valid as the original.

IN WITNESS WHEREOF, ProShare Capital Management LLC (as Customer’s Sponsor) has executed this Agreement on the date indicated below.

Customer Name: PROSHARES TRUST II, a Trust organized in the following fourteen distinct Funds:

ProShares Ultra DJ-AIG Commodity

ProShares UltraShort DJ-AIG Commodity

ProShares Ultra DJ-AIG Agriculture

ProShares UltraShort DJ-AIG Agriculture

ProShares Ultra DJ-AIG Crude Oil

ProShares UltraShort DJ-AIG Crude Oil

ProShares Ultra Gold

ProShares UltraShort Gold

ProShares Ultra Silver

ProShares UltraShort Silver

ProShares Ultra Euro

ProShares UltraShort Euro

ProShares Ultra Yen

ProShares UltraShort Yen

By: ProShare Capital Management LLC

By:
Name:
Title:
Date:

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APPENDIX A

ProShares Trust II is Delaware Statutory Trust comprised of the following Funds:

ProShares Ultra DJ-AIG Commodity

ProShares UltraShort DJ-AIG Commodity

ProShares Ultra DJ-AIG Agriculture*

ProShares UltraShort DJ-AIG Agriculture*

ProShares Ultra DJ-AIG Crude Oil

ProShares UltraShort DJ-AIG Crude Oil

ProShares Ultra Gold

ProShares UltraShort Gold

ProShares Ultra Silver

ProShares UltraShort Silver

ProShares Ultra Euro

ProShares UltraShort Euro

ProShares Ultra Yen

ProShares UltraShort Yen

*	Upon execution of this Agreement a separate Account will not initially be created for each denoted Fund above. The Customer or Sponsor may at a future date request the opening of an Account for such Funds.

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